UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 5, 2011

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

EXPLANATORY NOTE

Wisconsin Energy Corporation ("Wisconsin Energy") is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on May 10, 2011 (the "Original 8-K") to report the voting results from Wisconsin Energy's 2011 Annual Meeting of Stockholders held on May 5, 2011 (the "Annual Meeting"), for the sole purpose of disclosing Wisconsin Energy's decision as to how frequently it will include a non-binding advisory vote on the compensation of its named executive officers in its proxy materials. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

In a non-binding advisory vote held at the Annual Meeting regarding the frequency that Wisconsin Energy should hold non-binding advisory votes on the compensation of its named executive officers (every one, two or three years), the frequency of one year received the highest number of votes cast. In light of this result, Wisconsin Energy's Board of Directors has determined that Wisconsin Energy will hold non-binding advisory votes on named executive officers' compensation on an annual basis until such time as the next advisory vote is submitted to stockholders regarding the frequency of advisory votes on executive compensation or the Board otherwise determines that a different frequency for such advisory votes is in the best interest of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 29, 2011	Stephen P. Dickson -- Vice President and
Controller